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Exhibit 10.5 Engagement Letter with Scott M. Cacurak


July 10, 2001


                             PRIVATE & CONFIDENTIAL
Mr. Steve Peacock
Chief Operating Officer
VentureNet Capital Group, Inc.
27349 Jefferson Ave, Suite 200
Temecula, CA 92590


Dear Steve:

I am pleased to submit this engagement letter to VentureNet Capital Group, Inc. ("VentureNet") to provide certain management and accounting assistance services.

OBJECTIVES AND SCOPE OF SERVICES

To assist VentureNet's management in meeting its financial reporting and other accounting related responsibilities, I will provide assistance in the following areas:

|X| PREPARATION AND ELECTRONIC SUBMISSION OF SEC FILINGS ON FORMS10-QSB AND 10-KSB - I will assist VentureNet's management in preparing its periodic SEC filings on Forms 10-QSB, 10-QSB/A and 10-KSB for the fiscal year ended May 31, 2001. The financial statements and related disclosures will be prepared from the financial books and records provided by VentureNet's management.

|X| DESIGNING ACCOUNTING SYSTEM - Review the current set-up and, if necessary, assist VentureNet in the selection and set-up of a basic accounting system such as QuickBooks, Oracle NetLedger or a similar accounting package.

PROFESSIONAL FEES

The professional fees for the performance of the assistance services will be 500,000 shares of VentureNet Capital Group, Inc. (VNTN) "free trading" common stock. The shares are due upon the execution of this engagement letter.



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Mr. Steve Peacock
VentureNet Capital Group
July 10, 2001
Page 2

THIS ENGAGEMENT IS SUBJECT TO THE PROVISIONS OF STANDARD TERMS AND CONDITIONS, WHICH ARE PRESENTED IN APPENDIX A TO THIS LETTER.


                                    * * * * *


As noted previously, I am very pleased to have this opportunity to provide assistance services to VentureNet. To indicate your approval of this arrangement and to confirm our understanding, please sign and return a duplicate copy of this letter. If you have any questions before that time, please do not hesitate to call me at (209) 610-0289.

Very truly yours,

/s/Scott M. Cacurak
Scott M. Cacurak





Agreed and Accepted by:             VentureNet Capital Group, Inc.

                                    By: /s/ Michael N. Brette
                                        ---------------------

                                    Title: President/Chief Executive Officer
                                           ---------------------------------

                                    Date:   July 10, 2001





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                                                                      APPENDIX A

                          STANDARD TERMS AND CONDITIONS

1. SERVICES. It is understood and agreed that Scott Cacurak's services may include advice and recommendations; but all decisions in connection with the implementation of such advice and recommendations shall be the responsibility of, and made by, VentureNet. In the event of a claim by a third party relating to services under the Proposal or Engagement Letter to which these Standard Terms and Conditions are attached, VentureNet will indemnify Scott Cacurak from all such claims, liabilities, cost and expenses, except to the extent determined to have resulted from the intentional or deliberate misconduct of Scott Cacurak.

2. PAYMENT OF INVOICES. Without limiting his rights or remedies, Scott Cacurak shall have the right to halt or terminate entirely its services until payment is received on past due invoices.

3. TERM. Unless terminated sooner in accordance with its terms, this engagement shall terminate on the completion of Scott Cacurak's services hereunder. This engagement may be terminated by either party at any time by giving written notice to the other party not less than 30 calendar days before the effective date of termination.

4. OWNERSHIP OF DELIVERABLES. Except as provided below, upon full and final payment to Scott Cacurak hereunder, the tangible items specified as deliverables or work product in the engagement letter or proposal to which these terms are attached (the "Deliverables") will become the property of VentureNet.


5. LIMITATION ON WARRANTIES. THIS IS A SERVICES ENGAGEMENT. SCOTT CACURAK WARRANTS THAT HE WILL PERFORM SERVICES HEREUNDER IN GOOD FAITH. SCOTT CACURAK DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION ON DAMAGES. VentureNet agrees that Scott Cacurak shall not be liable to VentureNet for any actions, damages, claims, liabilities, costs expenses, or losses in any way arising out of or relating to the services performed hereunder for an aggregate amount in excess of the fees paid by VentureNet to Scott Cacurak under this engagement. In no event shall Scott Cacurak be liable for consequential, special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity costs). In furtherance and not in limitation of the foregoing, Scott Cacurak will not be liable in respect of any decisions made by VentureNet as a result of the performance by Scott Cacurak of his services hereunder. The provisions of this Paragraph shall apply regardless of the form of action, damage, claim, liability, cost, expense, or loss, whether in contract, statute, tort (including, without limitation, negligence), or otherwise.


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7.   COOPERATION. VentureNet shall cooperate with Scott Cacurak in the performance by Scott Cacurak of his services hereunder, including, without limitation, providing Scott Cacurak with reasonable facilities and timely access to data, information and personnel of VentureNet. VentureNet shall be responsible for the performance of its employees and agents and for the accuracy and completeness of all data and information provided to Scott Cacurak for purposes of the performance by Scott Cacurak of his services.

8. FORCE MAJEURE. Neither VentureNet nor Scott Cacurak shall be liable for any delays resulting from circumstances or causes beyond its reasonable control, including, without limitation, fire or other casualty, act of God, strike or labor dispute. war or other violence, or any law, order or requirement of any governmental agency or authority.

9. LIMITATION ON ACTIONS. No action, regardless of form, arising under or relating to this engagement. may be brought by either party more than one year after the cause of action has accrued, except that an action for non-payment may be brought by a party not later than one year following the date of the last payment due to such party hereunder.

10. INDEPENDENT CONTRACTOR. It is understood and agreed that each of the parties hereto is an independent contractor and that neither party IS, nor shall be considered to be, an agent, distributor or representative of the other. Neither party shall act or represent itself, directly or by implication, as an agent of the other or in any manner assume or create any obligation on behalf of, or in the name of, the other.

11. CONFIDENTIALITY. VentureNet and Scott Cacurak acknowledge and agree that all information communicated to either VentureNet or Scott Cacurak by the other party in connection with the performance by a party under this Agreement shall be received in confidence, shall be used only for purposes of this Agreement, and no such confidential information shall be disclosed by the respective parties or their agents or personnel without the prior written consent of the other party. Except to the extent otherwise required by applicable law or professional standards, the parties' obligations under this section do not apply to information that: (a) is or becomes generally available to the public other than as a result of disclosure by VentureNet or Scott Cacurak, (b) was known to either VentureNet or Scott Cacurak or had been previously possessed by VentureNet or Scott Cacurak without restriction against disclosure at the time of receipt thereof by VentureNet or Scott Cacurak, (c) was independently developed by VentureNet or Scott Cacurak without violation of this Agreement or (d) VentureNet and Scott Cacurak agree from time to time to disclose. Each party shall be deemed to have met its nondisclosure obligations under this Paragraph as long as it exercises the same level of care to protect the other's information as it exercises to protect its own confidential information, except to the extent that applicable law or professional standards impose a higher requirement. Scott Cacurak may retain, subject to the terms of this Paragraph, copies of VentureNet's confidential information required for compliance with applicable professional standards or internal policies. If either party receives a subpoena or other validly issued administrative or judicial demand requiring it to disclose the other party's confidential information, such party shall provide prompt written notice to the other party of such demand in order to permit such party to seek a protective order. So long as the notifying party gives notice as provided herein, the notifying party shall thereafter be entitled to comply with such demand to the extent permitted by law, subject to any protective order or the like that may have been entered in the matter.


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12.  SURVIVAL. The provisions of Paragraphs 1, 2, 4, 5, 6, 9, 10, 11 and 14 hereof shall survive the expiration or termination of this engagement.

13. ASSIGNMENT. Neither party may assign, transfer or delegate any of the rights or obligations hereunder without the prior written consent of the other party.

14. SEVERABILITY. In the event that any term or provision of this Agreement shall be held to be invalid, void or unenforceable, then the remainder of this Agreement shall not be affected, impaired or invalidated, and each such term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. ENTIRE AGREEMENT. These terms, and the Proposal or Engagement Letter to which these terms are appended, constitute the entire agreement between Scott Cacurak and VentureNet with respect to the subject matter hereof and supersede all other oral and written representations, understandings or agreements relating to the subject matter hereof.